Exhibit 5.1

Yaakov Neeman z"l*

Tuvia Erlich

Meir Linzen

Alan Sacks

Yaacov Brandt

Ehud Sol

Janet Levy Pahima

Yael Bar-Shai

Yaacov Sharvit

David Zailer

Mark Phillips

Adam Eytan

Orly Gerbi

Moshe Hardi

Gilad Wekselman

Yossi Ashkenazi

Gil White

Anthony Leibler

Eldad Chamam

Ilanit Landesman Yogev

Limor Hodir

Ory Nacht

Esther Sternbach

Ariel Flavian

Nati Simchony

Roni Libster

Karen L. Elburg

Hanan Haviv

Roy Nachimzon

Liat Shaked-Katz

Ruth Dagan

Asher Dovev

Odelia Offer

Sharon Petel

Moria Tam-Harshoshanim

Guy Katz

Daniel Reisner

Nurit Dagan

Yaniv Dinovitch

Nir Raber

Harriet Finn

Ofir Segev

Ran Hai

Haya Ehrman

Tal Dror Schwimmer

Shai Kagan

Chagai Vered

Gilad Majerowicz

Yuval Navot

Michal Caspi

Shira Margalit -Elbaz

Efri Berkovich

Yehoshua Shohat Gurtler

Shachar Porat

Amir Peres

Yair Geva

Nir Dash

Itzhak Shragay

Tamara Tapoohi Waldman

Hanna Bilavsky

Saar Pauker

Orit Hipsher

Moshe Yaacov

Daniel Lipman Lowbeer

Neil Wilkof

Nimrod Kozlovski

Moran Yemini

Ofer Granot

Ron Ben-Menachem

Dan Sharot

Ronen Hausirer

Gilad Neeman

Ayelet Regavim K.

Ariel Yosefi

Natalie Jacobs

Roi Hayun

Eyal Bar-Zvi

Yariv Ben-Dov

Talya Solomon

Haim Machluf

Yuval Meidar

Aviram Hazak

Itai Sarfaty

Ran Kedem

Ra'anan Sagi

Revital Katz

Tal Hamdi

Neta Dorfman-Raviv

Yuval Zilber

Vladi Borodovsky

Gal Schwartz

Assaf Klein

Hen Tirosh

Racheli Pry-Reichman

Ifat Pagis-Gelman

Yael Chervinsky Edan

Maayan Hammer-Tzeelon

Adina Shapiro

Tsouriel Picard

Itay Lavi

Eran Wagner

Dana Zur-Neumann

Gal Eschet

Zohar Yahalom

Galia Kleinman

Inbal Altman

Iris Weinberger

Yoni Frider

Lev Zigman

Uriel Mozes

Elad Wieder

Liran Barak

Efrat Tzur

Chen Moyal

Abigail Borowitz

Niv Sivan

Ehab Farah

Hagit Oren

Ruth Bergwerk

Iris Achmon

Robert Wiseman

Israel (Ruly) Ber

Avital A. Shlomovich

Michal Haberfeld

Orli Gal

Zeev Kallach

Chen Luzzatto

Keren Assaf

Limor Shechter Lerner

Yaniv Grossman

Noa Landau Bar-Ner

Nir Gal

Michal Lavi

Chen Ginon Cohen

David Preyl

Adar Ortal

Ohad Elkeslassy

Dana Kashi

Nir Miller

Avishay Klein

Liat Maidler

Moran Ninio Nesher

Yotam Blaushild

Boaz Nahshoni

Michal Pereg

Maor Roth

Rosie Mordoch-Ron

Rani Hirsh

Roni Cohen Pavon

Ilana Zibenberg

Tomer Farkash

Guy Yekutiel

Shahar Fishbein

Zara Gold

Pini Duek

Sahar Regev

Jenia Melkhior

Karin Fried

Yehonatan Ohayon

Lital Wolfovitz

Reut Alcalay

Aviv Parienty

Rafael Herbst

Sarit Shainboim

Yael Hauser

Ido Manor

Shiran Shouldiner

Dafna Amster Kahn

Liya Friedman

Esti Hadar

Pini Shriki Herstic

Naama Ben-Zion

Zvika Friedman

Ella Corren

Liron Tzur Neumann

Marian Fertleman

Itamar Gur

Yehuda Hommfor

Amit Laufer

Talia Blazer

Einat Steiner

Tom Waltner

Yoav Sananes

Alon Abcasis

Asaf Beker

Eitan Ella

Noa Leon

Grigory Danovich

Natan Wiesenberg

Eliran Doyev

Orr Diskin

Daniel Paz

Gal Sagi

Sharbel Shama

Erez Abu

Hofit Cahana

Mark Goldman

Gilad Eshed

Uriya Gehasi

Zecharia Rechtschaffen

Nitzan Schindler

Harel Elazar

Liran Ben Asuly

Batell Vallentine Blaish

Dana Baranes

Asaf Bar Natan

Elina Shechter

Meitar Victor

Neil Hadad

Anat Tsur

Rachel Rinberg-Shuri

*Founding Partner

June 15, 2018
File No: 49050

EXHIBIT 5.1

Entera Bio Ltd.

Hadassah Medical Center

Kiryat Hadassah

Jerusalem 9112002

Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to Entera Bio Ltd. (the “Company”), a company organized under the laws of the State of Israel, in connection with an underwritten public offering (the “Offering”) contemplating the issuance and sale by the Company of up to 1,333,334 units (the “Units”), each consists of one ordinary share, par value NIS 0.0000769 per share of the Company (the “Ordinary Shares”), and one warrant to purchase Ordinary Shares of the Company (the “Warrants”), including Units issuable upon exercise of an option granted to the Underwriters (as defined below) to purchase additional Units for overallotment purposes.

In connection herewith, we have examined originals or copies of (i) the registration statement on Form F-1, (File No. 333-221472), publicly filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 17, 2018 (as amended through the date hereof, the “Registration Statement”) including the prospectus of the Company (the “Prospectus”), with respect to the offering of the Units included therein, (ii) a copy of the Articles of Association of the Company, as currently in effect, (iii) a draft of the amended and restated Articles of Association of the Company to become effective concurrently with the Offering, (iv) resolutions of the board of directors of the Company (the “Board”), the shareholders of the Company, and draft resolutions of the pricing committee appointed by the Board (the “Pricing Committee”), in each case, relating to the Registration Statement, the Prospectus and the actions to be taken in connection with the Offering, (v) the draft Underwriting Agreement to be entered into in connection with the Offering (the “Underwriting Agreement”), between the Company and Maxim Group LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), (vi) a printout of the Israeli Companies Registrar report with respect to the Company, dated June 15, 2018, and (vii) such other documents, corporate records, agreements, certificates and other instruments, and have made inquiries with such officers and representatives of the Company, as we have deemed necessary or advisable for the purpose of rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents upon which we have relied, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. As to all questions of fact required for rendering this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) upon payment to the Company for the Units of the consideration per Unit in such amount and form as shall be determined by the Board, and subject to the approval of the Board or the Pricing Committee, the Units, the Ordinary Shares and the Warrants included therein, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable, and (ii) the Ordinary Shares underlying the Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and pursuant to the terms of the Warrants, will be duly authorized and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 (the “Securities Act”), the rules and regulations promulgated thereunder or Item 509 of Regulation S-K under the Securities Act.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction. In addition, this opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Herzog, Fox & Neeman

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